EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 1999 (except note M, as to which the date is April 13, 1999), with respect to the financial statements of TIG Reinsurance Company included in the Registration Statement (Form S-1) and the related Prospectus of Odyssey Re Holdings Corp. for the registration of shares of its common stock.

                                              /s/ ERNST & YOUNG LLP

                                              ERNST & YOUNG LLP


Dallas, Texas
March 26, 2001